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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                      -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  March 19, 2002

                           HANOVER COMPRESSOR COMPANY

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
         Delaware                    1-13071            76-0625124
(State or Other Jurisdiction      (Commission File    (IRS Employer
     of Incorporation)               Number)        Identification No.)
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    12001 North Houston Rosslyn                                  77086
       Houston, Texas  77086                                  (Zip Code)
                    (Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.  Other Events.

See the following press release:

HANOVER COMPRESSOR AND CRYSTATECH SIGN AGREEMENT
TO EXPAND USE OF CRYSTASULF PROCESS FOR TREATING NATURAL GAS

AUSTIN, Texas, March 19 /PRNewswire/ -- CrystaTech, Inc., a supplier of process technology for the energy industry and the exclusive licensor of the CrystaSulf(SM) process, and Hanover Compressor (NYSE: HC - news), the leading provider of outsourced natural gas compression services, announced an engineering, sales, and marketing agreement designed to further expand the presence of both companies in the global oil and gas industry.

Under the agreement, Hanover will become the exclusive supplier for treating natural gas in the United States and Canada using the CrystaSulf process, which removes hazardous hydrogen sulfide (H2S) from gas streams. In addition, Hanover will be a non-exclusive supplier for these applications globally. CrystaTech and Hanover will jointly conduct sales and marketing efforts, which will include both direct equipment sales and lease arrangements similar to those used by Hanover in its other equipment lines. CrystaTech will provide design and engineering oversight on the systems, and Hanover will perform detailed engineering and fabrication. Both companies will support startup operations, and CrystaTech will provide an ongoing chemical supply to customers.

"This agreement combines Hanover's leadership position in packaged and skidded, field-ready equipment with CrystaTech's CrystaSulf technology," said Michael J. McGhan, president and chief executive officer of Hanover Compressor. "It creates a powerful relationship that benefits both companies."

Eric Klasson, president and CEO of CrystaTech, stated: "This combination enables the more rapid deployment of CrystaSulf within the natural gas industry, and supports the logical extension of Hanover's successful business model into a new niche within the industry."

Developed in conjunction with the Gas Technology Institute (GTI) and licensed to CrystaTech, CrystaSulf is a patented chemical process that removes H2S from gas streams. In the CrystaSulf process, the H2S in the gas is removed by a proprietary non-aqueous chemical solution and converted into solid sulfur that can be used in industrial or agricultural applications. Depending on the application, the clean gas is then ready to be sold or safely emitted.

About CrystaTech

CrystalTech, Inc., headquartered in Austin, Texas, provides process technology to the energy industry. Its flagship technology, CrystaSulf, was jointly developed by the Gas Technology Institute (GTI) and Radian International. CrystaTech was formed in May 2000 and purchased Radian's intellectual property on the process in October 2000. Privately held, CrystaTech is backed by funding from GTI and other investors. CrystaTech can be reached on the Web at http://www.crystatech.com.

About Hanover Compressor

Hanover Compressor Company is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling application. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere. Hanover Compressor can be reached on the Web at http://www.hanover-co.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context if the statement and will include words such as "believes," "anticipates,"
"expects," "estimates," or words of similar import. Such statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas process which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes or political conditions in the
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countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

CrystaSulf is a service mark of CrystaTech, Inc. All other products or services mentioned herein are trademarks of their respective holders.

  Contact:

  CrystaTech, Inc.
  Curtis Rueter, 303/466-5056
   or
  Hanover Compressor Company
  Craig Wentworth, 918/481-5800
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HANOVER COMPRESSOR COMPANY


Date:  March 20, 2002                    By:  /s/ Michael J. McGhan
                                         ----------------------------------

                                         Michael J. McGhan
                                         President and Chief Executive Officer